
<ARTICLE> 7

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<DEBT-HELD-FOR-SALE>                         2,617,412
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                   7,510,918
<MORTGAGE>                                      15,370
<REAL-ESTATE>                                    4,270
<TOTAL-INVEST>                              10,194,239<F1>
<CASH>                                         339,554
<RECOVER-REINSURE>                               1,717
<DEFERRED-ACQUISITION>                         154,385
<TOTAL-ASSETS>                              11,380,214
<POLICY-LOSSES>                              2,957,781<F2>
<UNEARNED-PREMIUMS>                            480,453
<POLICY-OTHER>                                  51,773
<POLICY-HOLDER-FUNDS>                           16,552<F2>
<NOTES-PAYABLE>                                574,373<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       343,725<F4>
<OTHER-SE>                                   5,077,559<F4>
<TOTAL-LIABILITY-AND-EQUITY>                11,380,214
<PREMIUMS>                                   1,731,950
<INVESTMENT-INCOME>                            386,773
<INVESTMENT-GAINS>                               (564)
<OTHER-INCOME>                                  10,064
<BENEFITS>                                   1,254,363
<UNDERWRITING-AMORTIZATION>                    364,665<F5>
<UNDERWRITING-OTHER>                           187,622<F5>
<INCOME-PRETAX>                                321,573
<INCOME-TAX>                                    66,851
<INCOME-CONTINUING>                            254,722
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   254,722
<EPS-BASIC>                                       1.55
<EPS-DILUTED>                                     1.52
<RESERVE-OPEN>                               1,840,323<F6>
<PROVISION-CURRENT>                          1,303,651
<PROVISION-PRIOR>                            (116,061)
<PAYMENTS-CURRENT>                             574,038
<PAYMENTS-PRIOR>                               522,108
<RESERVE-CLOSE>                              1,931,767<F7>
<CUMULATIVE-DEFICIENCY>                      (116,061)

<F1>Equals the sum of Fixed Maturities, Equity Securities and other Invested
    Assets
<F2>Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the
    Life Company liability for Supplementary Contracts without Life Contingencies of $5,156 which is classified as Other Policyholder Funds
<F3>Equals the sum of Notes Payable, the 5.5% Convertible Senior Debentures and
    the 6.9% Senior Debentures
<F4>Equals the Total Shareholders' Equity
<F5>Equals the Sum of Commissions, Other Operating Expenses, Taxes Licenses and
    Fees, Increase in Deferred Acquisition Costs, Interest Expense and Other Expenses
<F6>Equals the Net Reserve for Unpaid Claims for the Property Casualty
    Subsidiaries less Loss Checks Payable as of December 31, 1998
<F7>Equals the Net Reserves for Unpaid Claims for the Property Casualty
    Subsidiaries less Loss Checks Payable as of December 31, 1999

